Exhibit 99.3
PRESS RELEASE OF AVALON DIGITAL MARKETING SYSTEMS, INC.

MINDARROW SYSTEMS AND CATEGORY 5 TECHNOLOGIES MERGE TO FORM AVALON DIGITAL MARKETING SYSTEMS

Larger Size and Expanded Offerings Position the Company for Accelerated Growth and Profitability; Investor Conference Call to be Held At 12:30 p.m. EDT

Tuesday October 1, 8:16 am ET

HUNTINGTON BEACH, Calif.—(BUSINESS WIRE)—Oct. 1, 2002—MindArrow Systems Inc. (Nasdaq:ARRW - News), a leading provider of digital marketing and enhanced messaging software and services, and Category 5 Technologies Inc. (OTCBB:CFVT - News), a company that provides marketing tools and commerce-enabling technologies for small- and medium-sized businesses, today announced the closing of their previously announced merger.

The merged company, which is known as Avalon Digital Marketing Systems Inc., combines the strengths of MindArrow and Category 5 to deliver a broad suite of software and services that enables its clients to communicate and sell more effectively and efficiently over the Internet. Avalon’s common stock will commence trading on Oct. 1, 2002 on the Nasdaq SmallCap market under the symbol AVLN.

On a pro forma basis for the year ended June 30, 2002, the combined company had revenues of $29.1 million, or $4.21 per Avalon share outstanding immediately following the merger. The company has announced a calendar 2003 revenue target of more than $35 million or $5.06 per share, with an earnings target of more than $3.5 million or $0.50 per share.

“Avalon Digital Marketing provides comprehensive e-business solutions in three key areas — content, commerce, and communications,” said Robert Webber, former CEO of MindArrow Systems, who will serve as CEO of Avalon.

“By combining our resources and capabilities, MindArrow customers will have access to the digital marketing products and services of Category 5, while Category 5’s small business software customers will benefit from the additional depth and scope of MindArrow’s enterprise messaging products. We also believe that our larger size and financial strength will allow us to better position the new company in the marketplace and increase our visibility to the investment community.”

“For large enterprise clients, Avalon delivers the stability and long-term partnerships that Fortune 1000 clients demand, combined with deep digital marketing expertise and the sophisticated software applications necessary to service that market,” said Paul Anderson, former chairman of Category 5, who will serve as a director of Avalon and as president of the company’s small business division.

“For our small business customers, Avalon will be able to sell MindArrow’s e-mail applications into C5’s base of more than 10,000 existing clients. With the addition of MindArrow’s outstanding board of directors, patented technologies, and combined annual revenues of $30 million, we strongly believe that the whole is greater than the sum of its parts.”

“Additionally, we believe our 2003 targets are conservative,” continued Anderson. “We are heading into what has historically been C5’s most successful and profitable quarters with better products, more efficient operations, and a stronger company.”

“We are very pleased with this deal because we see an accelerated path to increased profitability and better growth opportunities,” said Webber. “The digital marketing industry is expected to grow to several billion dollars during the next few years, and we intend to be a major player.”

Pursuant to terms of the merger, Category 5’s shareholders will own approximately 55% of the combined company’s outstanding common stock and MindArrow’s shareholders will own approximately 45%. Category 5 shareholders will receive 2.3 shares of Avalon common stock and a contingent warrant to purchase 0.5 shares of Avalon common stock for every 10 shares of Category 5 common stock that they held. MindArrow’s shareholders will receive one share of Avalon common stock for every 10 shares of MindArrow common stock that they held.

In addition to Messrs. Webber and Anderson, Avalon’s board of directors includes Merv Adelson, co-founder, chairman and CEO of Lorimar Telepictures and former vice chairman of Time Warner; Bruce Maggin, former head of Capital Cities/ABC Multimedia Group and SVP of Ziff Corp.; Joseph Matlock, former CEO of Franklin Federal Bank and EVP of Bank of America; Joel Schoenfeld, former SVP and general counsel of BMG Entertainment; and Bruce Stein, former president and COO of Mattel and CEO of Sony Interactive; and Tyler Thompson, founder, chairman and CEO of Category 5’s CaptureQuest subsidiary.

Avalon’s headquarters will remain in Southern California, with regional offices in Salt Lake City, New York and Hong Kong.

Conference Call Information

The company plans to host a teleconference with investors and analysts at 9:30 a.m. PT/12:30 p.m. ET Tuesday, Oct. 1, 2002, to discuss the merger and management’s outlook for the quarter ending Dec. 31, 2002. In order to participate in the teleconference, dial 800/891-4526 and select conference ID #5966291. International callers should dial 706/634-5575.

A phone replay of the call will be available from two hours after its completion through Oct. 4, 2002. In order to access the replay, dial 800/642-1687, select conference ID #5966291. International callers should dial 706/645-9291.

About Avalon Digital Marketing Systems Inc.

Created through the merger of MindArrow Systems and Category 5 Technologies, Avalon develops and provides digital marketing products and services that enable clients to communicate and sell more effectively and efficiently over the Web, via e-mail and though other digital channels. The company’s expertise is centered on three key areas of e-business — content, commerce and communications.

Avalon provides complete digital marketing solutions to large enterprise customers, as well as small business solutions through its seminar and other distribution channels. In addition to a growing base of more than 10,000 small-business customers, Avalon’s customer base includes more than 100 leading companies including Mazda, Ceridian, Hewlett-Packard, Johnson & Johnson, Avaya, and the NBA (National Basketball Association).

Certain statements contained in this news release are forward-looking statements under the federal securities laws, and Avalon Digital Marketing Systems intends that such statements be subject to the safe-harbor created thereby. These forward-looking statements are not guarantees of future growth and involve risks, uncertainties and assumptions that are difficult to predict. Avalon’s performance and actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-

looking statements. These forward-looking statements include, but are not limited to, statements concerning (i) future operating results of Avalon, (ii) anticipated benefits of MindArrow’s merger with Category 5 Technologies, (iii) opportunities for growth in the business of Avalon following the merger, and (iv) future growth in the digital marketing industry. Among the important factors that could cause actual results to differ from such forward-looking statements include, without limitation, (i) general uncertainties in providing estimates of future operating results, which may be limited by Avalon’s business pipeline, future acceptance of its products and general market conditions, among other things, (ii) Avalon’s limited operating history, (iii) Avalon’s possible inability to sustain and manage its growth, (iv) the risk that Avalon will not be able to obtain additional financing, if needed, to support its operations, and (v) the possible failure of MindArrow and Category 5 to successfully integrate their product offerings and operations. Additional factors that could affect Avalon and its financial results are included in the periodic filings of MindArrow and Category 5 made with the Securities and Exchange Commission, and the joint proxy statement/prospectus of MindArrow and Category 5 dated Sept. 16, 2002 filed with the SEC. Avalon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
          Avalon Digital Marketing Systems Inc.
          Michael Friedl, 714/536-6200, ext. 215
          E-mail: mfriedl@mindarrow.com